Exhibit 10.1
FORM OF
SECURITIES EXCHANGE AGREEMENT
This SECURITIES EXCHANGE AGREEMENT (this “Agreement”), dated as of January 14, 2026, is by and between PAR Technology Corporation, a Delaware corporation (the “Company”), and [•] (the “Undersigned”), for itself and/or on behalf of the beneficial owners listed on Exhibit A (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is exchanging 2026 Notes shall be herein referred to as, a “Holder”), whereby the Holders will exchange 2026 Notes for shares of common stock, par value $0.02 per share (the “Common Stock”), of the Company (“Exchange Shares”), plus a cash payment (the “Cash Consideration” and, together with the Exchange Shares, the “Exchange Consideration”), each as calculated in Section 1(b). When used in this Agreement, capitalized terms shall have the meanings as defined in this introductory paragraph or as defined herein.
WHEREAS:
A.The Company and the Undersigned, for itself and/or on behalf of the Holders, are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).
B.Each Holder, severally and not jointly, and the Company wish to exchange at the Closing, upon the terms and conditions stated in this Agreement, the Company’s outstanding 2.875% Convertible Senior Notes due 2026, bearing CUSIP No. 698884 AC7 (the “2026 Notes”) set forth in Exhibit A for the Exchange Consideration.
NOW, THEREFORE, the Company, the Undersigned, and each Holder, severally and not jointly, hereby agree as follows:
EXCHANGE; CLOSING.

(a)Exchange of Exchanged Notes for Exchange Consideration. On and subject to the terms set forth in this Agreement, at the Closing, the Undersigned hereby agrees to cause each Holder to deliver and each Holder shall deliver or cause to be delivered to the Company the aggregate principal amount of 2026 Notes specified for such Holder on Exhibit A under the heading “Aggregate Principal Amount of Exchanged Notes” and, in exchange for such Exchanged Notes, the Company hereby agrees to issue to such Holder, the Exchange Consideration calculated in Section 1(b) below. The aggregate principal amount of 2026 Notes delivered by a Holder pursuant to the terms of this Agreement in exchange for the Exchange Consideration shall be herein referred to as the “Exchanged Notes.” The transactions contemplated by this Agreement, including delivery and acceptance of the Exchanged Notes and the issuance, delivery and acceptance of the Exchange Consideration are collectively referred to herein as the “Exchange.”
(b)Exchange Consideration.
(i)The “Exchange Consideration” means, with respect to the Exchanged Notes of any Holder to be exchanged in the Exchange, (a) a number of shares of

Common Stock, CUSIP No. 698884 103, per $1,000 principal amount of such Exchanged Notes to be exchanged equal to the sum of (x) [delta shares per bond]; and (y) the Daily Share Amounts for each VWAP Trading Day of the Observation Period; provided, however, that if the aggregate number of Exchange Shares deliverable to any Holder pursuant to this clause (b)(i) is not a whole number, then, (1) in lieu of issuing any fractional shares of Common Stock, the Company will deliver to such Holder a cash amount equal to the product of the related fraction and the Daily VWAP on the last VWAP Trading Day of the Observation Period; and (2) the number of shares calculated pursuant to this clause (a) for such Holder will deemed to be such sum of the Daily Share Amounts for each VWAP Trading Day of the Observation Period, rounded down to the nearest whole number; and (b) cash in an amount equal to the sum of (x) accrued interest on such Exchanged Notes from, and including, October 15, 2025 to, but excluding, the Closing Date, calculated in accordance with the Existing Indenture; and (y) (without duplication) cash payable in lieu of delivering any fractional share, as provided above.
(ii)The “Cash Consideration” means, with respect to the Exchanged Notes of any Holder to be exchanged in the Exchange, the cash forming part of the Exchange Consideration for such Exchanged Notes.
(iii)The “Daily Share Amount” means, with respect to any VWAP Trading Day, one fifth of the quotient obtained by dividing (a) $[agreed fixed value]; by (b) the Daily VWAP per share of Common Stock on such VWAP Trading Day.
(iv)The “Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PAR US <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
(v)The “Existing Indenture” means the Indenture, dated as of February 10, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.
(vi)The “Observation Period” means the five consecutive VWAP Trading Days beginning on, and including, the VWAP Trading Day immediately after the date of this Exchange Agreement.
(vii)A “VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
(viii)A “VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
(c)Closing.
(i)Subject to the satisfaction (or waiver by the Company or Undersigned, as applicable) of the conditions set forth in Section 5 below, the closing of the Exchange (the “Closing”) will take place remotely via the exchange of documents and signatures on January 23, 2026 or at such time and place as the Company and the Undersigned may agree in writing (the “Closing Date”).
(ii)At the Closing, (A) each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to the Exchanged Notes as specified on Exhibit A, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes free and clear of any Liens, and (B) in consideration for the delivery of the Exchanged Notes by or on behalf of a Holder, the Company shall deliver or cause to be delivered to the Holder the Exchange Consideration (as calculated pursuant to Section 1(b)) in accordance with such Holder’s delivery instructions set forth on Exhibit A; provided, that the Undersigned and Holders acknowledge that the delivery of the Exchange Shares to the Holders may be delayed due to procedures and mechanics within the system of the New York Stock Exchange (the “Principal Market”), The Depository Trust Company (“DTC”), the transfer agent for the Common Stock, or other events beyond the Company’s control and that such delay will not be a default under this Agreement so long as (A) the Company is using its reasonable best efforts to effect the issuance of the Exchange Shares and (B) such delay is no longer than ten (10) business days.
(iii)Delivery of such Exchanged Notes as provided above will be made by each Holder by posting, at or before 10:00 A.M. (New York City time) on the Closing Date, a withdrawal request for such Exchanged Notes through the Deposit or Withdrawal at Custodian settlement system of DTC (it being understood that posting such request on any date before the Closing Date will result in such request expiring unaccepted at the close of business on such date, and such Holder will need to repost such withdrawal request on the Closing Date). The Company will deliver Exchange Shares to the DTC participant identified on Exhibit A, on behalf of each Holder, in each case through the facilities of DTC free and clear of all Liens. The Company is responsible for the payment of any documentary, stamp or other transfer taxes, if any, that may be payable in respect of the transfer of the Exchanged Notes to the Company. For the convenience of each Holder, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the Exchange through DTC.
(iv)The Company and the Undersigned agree that no Holder shall deliver a Conversion Notice (as defined in the Existing Indenture) with respect to any Exchanged Notes and the Undersigned shall, and shall cause each Holder to, hold the Exchanged Notes until the Closing.
(v)For the avoidance of doubt, in the event of any delay in the Closing as described above, the Holders shall not be required to deliver the Exchanged Notes specified on Exhibit A until the Closing occurs. The Undersigned, on behalf of the Holders, and the Company hereby agree that (i) interest shall accrue on the Exchanged Notes to, but excluding, the Closing Date and (ii) each Holder’s right to receive interest payments on the Exchanged Notes will cease on and after the Closing Date. If, after the Closing, any Holder actually receives a cash payment (from or through the Company, DTC or otherwise) representing the interest that would have been payable on any Exchanged Notes if such Exchanged Notes remained outstanding after the Closing (the “Unearned Interest”), the Undersigned hereby agrees to cause such Holder to and such Holder shall (x) promptly inform the Company of the receipt of such Unearned Interest and (y) return such Unearned Interest to the Company promptly, and in any event within five (5) business days of the receipt thereof, by wire transfer of immediately available funds to the account specified by the Company in writing.
HOLDER’S REPRESENTATIONS AND WARRANTIES. Each Holder (and, where specified below, the Undersigned), severally and not jointly, hereby covenants as follows, and makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company:

(a)Organization and Qualification. Each of the Undersigned and each Holder is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. If appliable, each of the Undersigned and each Holder is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Holder Material Adverse Effect. As used in this Agreement, “Holder Material Adverse Effect” means any change, effect, event, occurrence or development that would prevent, materially delay, or materially impair the Undersigned’s or a Holder’s (as applicable) ability to consummate the Exchange.
(b)Valid and Enforceable Agreement. The Undersigned has all necessary power, authority and capacity to execute, deliver and perform its obligations under this Agreement, and each Holder has all necessary power, authority and capacity to perform its obligations under this Agreement and to consummate the Exchange. This Agreement has been duly executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned, enforceable against the Undersigned in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to applicable creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”). If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibits A and B hereto are true, correct and complete lists of the name and relevant information of each Account.
(c)No Violations. This Agreement and consummation of the Exchange by the Holder will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the Holder’s organizational documents (or any similar documents governing each Account), (ii) any material agreement or instrument to which the Undersigned or the Holder is a party or by which the Undersigned or the Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the Holder. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required on the part of the Undersigned or any Holder in connection with the execution, delivery and performance (as applicable) by the Undersigned and each Holder of this Agreement and the consummation by the Holders of the Exchange.

(d)Title to Exchanged Notes. (a) Each Holder is the sole beneficial owner and, at Closing, will be the sole legal and beneficial owner, of the Exchanged Notes set forth on Exhibit A; (b) each Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, which will be terminated in connection with Closing); (c) no Holder has, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights, title or interest in or to its Exchanged Notes or (ii) given any person or entity (other than the Undersigned) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes; and (d) upon each Holder’s delivery of its Exchanged Notes to the Company pursuant to the Exchange, such Exchanged Notes shall be free and clear of all Liens.
(e)No Public Sale or Distribution. Each Holder is acquiring its Exchange Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. No Holder presently has any agreement or understanding, directly or indirectly, with any Person to distribute any of its Exchange Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.
(f)Holder Qualifications. Each Holder is (i) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the 1933 Act, (ii) an “Institutional Account” as defined in FINRA Rule 4512(c), and (iii) a sophisticated institutional investor, experienced in investing in private transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Exchange. Each Holder has determined based on its own independent review and such professional advice as it deems appropriate that its acquisition of the Exchange Shares and participation in the Exchange (i) is fully consistent with its financial needs, objectives and condition, (ii) complies and is fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) has been duly authorized and approved by all necessary action, and (iv) is a fit, proper and suitable investment for it, notwithstanding the substantial risks inherent in investing in or holding the Exchange Shares.
(g)Reliance on Exemptions. Each of the Undersigned and each Holder understands that the Exchange Shares (i) have not been registered under the securities laws of the United States or any other jurisdiction, (ii) are being delivered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and (iii) may not be resold or transferred in the United States or otherwise except in compliance with applicable securities law. Neither the Company nor any other Person is under any obligation to register the Exchange Shares under any securities laws of the United States or any other jurisdiction or to comply with the terms and conditions of any exemption thereunder. The Company is relying in part upon the truth and accuracy of, and each of the Undersigned’s and each Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Undersigned and such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to receive the Exchange Shares.
(h)No Affiliate Status; Etc. No Holder is, nor will be as of the Closing Date, nor has been nor will be during the consecutive three-month period preceding the date hereof or the Closing Date, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. Each Holder and its Affiliates

collectively beneficially own and will beneficially own as of the Closing Date (i) less than 5% of the outstanding Common Stock and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote.
(i)Adequate Information; No Reliance. (a) Each of the Undersigned and each Holder agrees that it has been furnished with all materials it considers relevant to make an investment decision with respect to the Exchange and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “Commission”), including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) (b) each of the Undersigned and each Holder has had a full opportunity to ask questions of and receive answers from the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Exchange, (c) each of the Undersigned and each Holder has had the opportunity to consult with their respective accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to the Exchange, (d) each of the Undersigned and each Holder has evaluated the tax and other consequences of the Exchange and ownership of the Exchange Shares with their tax, accounting or legal advisors, and (e) neither the Undersigned nor any Holder is relying, and none of them has relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives including, without limitation, the Agent, except for (i) the publicly available filings and submissions made by the Company with the Commission under the 1934 Act and (ii) the representations and warranties made by the Company in this Agreement. Each of the Undersigned and each Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Exchange Shares; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the Exchange Shares involves a high degree of risk.
(j)No Governmental Review. Each of the Undersigned and each Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the Exchange.
(k)Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Exchange based upon arrangements made by or on behalf of a Holder. The Undersigned hereby acknowledges and agrees on behalf of itself and each Holder that J.P. Morgan Securities LLC ( the “Agent”) is acting solely as the Company’s agent in connection with the Exchange and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for either the Undersigned or the Holders, the Company or any other person or entity in connection with the Exchange, (ii) the Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Exchange, (iii) the Agent shall have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Exchange or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Exchange, and (iv) the Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by a Holder, the Company or any other person or entity), whether in contract, tort or otherwise, to such Holder, or to any person claiming through such Holder, in respect of the Exchange.
(l)Full Satisfaction of Obligations under the Exchanged Notes. The Undersigned acknowledges and agrees on behalf of each Holder and each Holder acknowledges and agrees that upon issuance of the Exchange Consideration applicable to such Holder in the Exchange, the obligations of the Company to such Holder under the Holder’s Exchanged Notes will have been satisfied in full.
(m)No Illegal Transactions. Each of the Undersigned and each Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the Exchange nor engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company, the Agent or any other person regarding the Exchange, this Agreement or an investment in the Exchange Shares, or the Company. Each of the Undersigned and each Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it shall disclose to a third party any information regarding the Exchange or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the first to occur of (a) the time the Exchange is publicly disclosed by the Company or (b) the Disclosure Deadline. “Short Sales” include all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the 1934 Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2(m), subject to the Undersigned’s and each Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and each Holder’s respective internal policies, (a) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Undersigned or the applicable Holder that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Undersigned’s or such Holder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Exchange), and (b) the foregoing representations and covenants of this Section 2(m) shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Exchange provided by, the Undersigned or the applicable Holder.
(n)Taxation. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law, and shall be timely provided with an Internal Revenue Service (“IRS”) Form W-9 or the appropriate series of IRS Form W-8, as applicable, in order to establish whether any Holder is entitled to an exemption from (or reduction in the rate of) withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Holder to whom such amounts otherwise would have been paid.
(o)No Other Company Representations or Warranties. The Undersigned and each Holder acknowledges and agrees that neither the Company nor any of its Subsidiaries makes or has made any representations or warranties with respect to the Exchange other than those specifically set forth in Section 3. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of any Holder or any of its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement, nor will anything in this Agreement operate to limit any claim by any Holder or any of its Affiliates for actual and intentional fraud.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to each Holder, except as disclosed (to the extent that the relevance of any such disclosure with respect to any section of this Agreement is reasonably apparent on its face) in any report, statement or document required to be filed and so filed by the Company with the Commission under Sections 12, 13, 14 or 15(d) of the 1934 Act after December 31, 2024 and prior to the date hereof:

(a)Organization and Qualification. Each of the Company and its Subsidiaries are entities duly organized or formed and validly existing and in good standing under the laws of the jurisdiction in which they are organized or formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted, except to the extent, in the case of the Company’s Subsidiaries, that the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent, in the case of the Company’s Subsidiaries, that the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
As used in this Agreement, “Subsidiary” means any company, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other entity for which the Company directly or indirectly owns (i) at least 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body. As used in this Agreement, “Material Adverse Effect” means any change, effect, event, occurrence or development that has a material adverse effect on the business, operations, results of operations, capital, properties, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, provided, that, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (A) changes generally affecting the industry in which the Company or its Subsidiaries operate; (B) general changes in the economic or business conditions or securities, credit, financial or other capital markets of the U.S. or any other region outside of the U.S. (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes) in which the Company or its Subsidiaries operate; (C) earthquakes, fires, floods, hurricanes, tornadoes, pandemics, or similar catastrophes or acts of god or weather conditions, and any state or federal government orders or other actions in response thereto; (D) political conditions, including acts of terrorism, war, sabotage, national or international calamity, military action or any other similar event or any change, escalation or worsening thereof after the date hereof; (E) any change in United States generally accepted accounting principles or any change in laws of general applicability (or interpretation or enforcement thereof) after the date hereof; (F) the execution, or public disclosure, of this Agreement or the Exchange (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions (if any), financing sources, customers, suppliers, or partners that the Company can reasonably establish resulted from the execution or the public disclosure of this Agreement or the Exchange); (H) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; (I) a decline in the trading price or trading volume of the Company’s Common Stock; provided that, with respect to clauses (H) and (I), the underlying causes of such failure, decline or change not otherwise excluded herein may be considered in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect; and (J) any actions taken, or failure to take any action, in each case, to which the Holder has expressly given advance written approval or consent, that is affirmatively required by this Agreement or requested by the Holder; provided that a material adverse effect described in any of the foregoing clauses (A) through (E) may be taken into account to the extent the Company and its Subsidiaries are disproportionately affected thereby relative to other companies in the industries in which the Company and its Subsidiaries operate. As used in this Agreement, “knowledge” means, with respect to the Company, the actual knowledge of Savneet Singh, Bryan Menar and Cathy King, in each case, after reasonable inquiry of such person’s direct reports.

(b)Authorization; Enforcement; Validity. The Company has all necessary power, authority and capacity to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Exchange have been duly authorized by the Company’s Board of Directors (the “Board”) and (other than filings as may be required by state securities agencies) no further filing, consent or authorization is required by the Company, the Board or its stockholders. This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes, and will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.
(c)Validity of the Exchange Shares. The Exchange Shares have been duly authorized by the Company and, when delivered to each Holder pursuant to the Exchange against delivery of the Exchanged Notes therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of any such Exchange Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Upon delivery of such Exchange Shares to a Holder pursuant to the Exchange, such Exchange Shares shall be free and clear of all Liens created by the Company. Assuming the accuracy of the Undersigned’s and each Holder’s representations and warranties hereunder, upon delivery to the Company of the Exchanged Notes, the Exchange Shares (a) will be issued in the Exchange exempt from the registration requirements of the 1933 Act pursuant to Section 4(a)(2) of the 1933 Act, and (b) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Exchange Shares.
(d)Compliance with Existing Agreements. Neither the Company nor any of its Subsidiaries is: (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. or non-U.S. federal, state or local statute, law or ordinance, or any judgment, decree, rule, regulation, order or injunction of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, including the rules, listing requirements and regulations of the Principal Market, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties (collectively, “Applicable Law”); or (iii) in breach of or default under any agreement, bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the Company’s ability to consummate the Exchange.
(e)No Conflicts. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Exchange will conflict with, violate, constitute a breach of or a default (with notice, the passage of time or otherwise) under, or result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries, the imposition of any penalty under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company, except in the case of clauses (ii) and (iii) for such conflicts, violations, breaches, penalties, defaults or events that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the Company’s ability to consummate the Exchange.
(f)Consents. The Company is not required to obtain any consent, approval, authorization, permit, declaration or order of, or make any filing or registration with (other than filings as may be required by state securities agencies and the approval for listing of the Exchange Shares on the Principal Market), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, which filings will be made after the Closing Date, will be made within the time period required by Applicable Law), and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.
(g)No General Solicitation; Broker Fees. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Exchange.
(h)Equity Capitalization. The authorized capital stock of the Company consists of (i) 116,000,000 shares of Common Stock, of which on September 30, 2025 and prior to the issuance of any shares of Common Stock in the Exchange, (A) 40,591,032 shares of Common Stock are issued and outstanding, (B) 4,571,433 shares of Common Stock are reserved for issuance under the Company’s equity incentive plans, (C) an aggregate of 6,919,664 shares of Common Stock are reserved for issuance in connection with conversions of the Company’s 1.00% Convertible Senior Notes due 2030, the Company's 1.500% Convertible Senior Notes due 2027 and the 2026 Notes (without giving effect to the Exchange), to the extent that holders elect to convert the notes and the Company elects to satisfy conversions of the notes through physical settlement; and (D) an aggregate of 510,287 shares of Common Stock are reserved for issuance upon the exercise of warrants issued to PAR Act III, LLC, and (ii) 1,000,000 shares of preferred stock, par value $0.02 per share, none of which are issued and outstanding.
(i)Principal Market Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act and listed on the Principal Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Principal Market. The Company has not received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, the Company is in compliance with all applicable rules, listing requirements and regulations of the Principal Market.
(j)No Material Actions or Proceedings. There are no stop orders in effect suspending the qualification or exemption from qualification of any of the Exchange Shares in any jurisdiction and no proceedings for that purpose have been commenced or are pending or, to the knowledge of the Company, pending or contemplated that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the Company’s ability to consummate the Exchange.
(k)Investment Company Status. The Company is not and, after giving effect to the Exchange the Company will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); the Company and its Subsidiaries intend to conduct their businesses in a manner so as not to be required to register under the Investment Company Act.
(l)No Other Representations or Warranties of Holder. The Company acknowledges and agrees that neither the Undersigned nor any Holder nor any of their respective Affiliates makes or has made any representations or warranties with respect to the Exchange other than those specifically set forth in Section 2. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Company or any of its Subsidiaries to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement, nor will anything in this Agreement operate to limit any claim by the Company or any of its Subsidiaries for actual and intentional fraud.
COVENANTS.

(a)Fees and Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own fees and expenses in connection with the delivery of the Exchanged Notes and issuance of the Exchange Consideration. The Company shall be responsible for the payment of fees of the Agent or any financial advisor engaged by the Company relating to or arising out of the Exchange.
(b)Disclosure of Transactions and Other Material Information. No later than the first business day following the date of the Closing (the “Disclosure Deadline”), the Company (i) shall issue a press release regarding the Exchange and any other material, non-public information provided to any Holder prior to such date (the “Disclosed Transactions”) and (ii) shall file a Current Report on Form 8-K, in each case reasonably acceptable to the Undersigned, describing the terms of the Disclosed Transactions in the form required by the 1934 Act and attaching this Agreement, or a form thereof, as an exhibit to such filing (which shall not include schedules or exhibits not customarily filed with the Commission). In furtherance of the foregoing, the Company shall provide the Undersigned and its legal counsel with a reasonable opportunity to review and comment upon drafts of all documents to be publicly disclosed or filed with the Commission in connection with the Disclosed Transactions and give reasonable consideration to all such comments. From and after the issuance of such press release and Form 8-K, the Holder shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and the Holder shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its Affiliates with respect to the Disclosed Transactions.
(c)Principal Market Listing. To the extent it has not already done so, promptly following the execution of this Agreement, the Company shall apply to cause the Exchange Shares to be approved for listing on the Principal Market. The Company shall use its reasonable best efforts to cause the Exchange Shares to be approved for listing on the Principal Market, subject to official notice of issuance.

CONDITIONS TO CLOSING.

(a)The obligations of each Holder to deliver its Exchanged Notes and of the Company to deliver the Exchange Consideration in accordance with the terms of this Agreement are subject to: (a) the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of each of the Undersigned and each Holder contained in Section 2 and of the Company contained in Section 3 shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing and, unless notice is given pursuant to Section 5(b) below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing; and (b) each Holder, upon request, shall have executed and delivered any additional documents deemed by the Company, the trustee of the Existing Notes, or transfer agent for the Common Stock to be reasonably necessary to complete the Exchange.
(b)The Undersigned and each of the Holders hereby covenant and agree to notify the Company in the manner provided for notices in Section 6(g) upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Section 2 to be false or incorrect in any material respect. The Company hereby covenants and agrees to notify the Undersigned upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Section 3 to be false or incorrect in any material respect.
MISCELLANEOUS.

(a)Specific Performance. Each of the Undersigned and each Holder, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that each of the Undersigned and each Holder, on the one hand, and the Company, on the other hand (in each case, the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 6(a) is not the exclusive remedy for any violation of this Agreement.
(b)Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 6(g). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE

HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(c)Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.
(d)Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(e)Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(f)Entire Agreement; Amendment and Waiver. This Agreement supersedes all other prior or contemporaneous agreements and understandings, both written and oral, between each of the Undersigned and each Holder, the Company, their Affiliates and Persons acting on their behalf with respect to the subject matter hereof, and this Agreement and the instruments referenced herein constitute the full and entire agreement and understanding of the parties with respect to the subject matters hereof and thereof and, except as specifically set forth herein or therein, neither the Company, the Undersigned nor any Holder makes any representation, warranty, covenant or undertaking with respect to any such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Undersigned; provided that the conditions to each of the respective parties’ obligations to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law; provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the party against whom the waiver is to be effective. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
(g)Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail; or (iii) one business day after deposit with an overnight courier service (provided e-mail notice is sent stating that such communication was sent by overnight courier), in each case of clauses (i), (ii) and (iii) properly addressed to the party to receive the same; provided that any electronic mail transmission is promptly confirmed by a responsive electronic communication from the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses). The addresses and e-mail addresses for such communications shall be:
if to the Company:
PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, New York 13413
Attention:    Bryan Menar
Cathy King
E-mail:        [***]
[***]
with a copy to (for informational purposes only):
Proskauer Rose LLP
11 Times Square
New York, NY 10036
Attention:    Boris Dolgonos
E-mail:     [***]
if to a Holder: to the address specified for such Holder on Exhibit A.
or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date, and recipient e-mail address, or (C) given by the recipient where notice was provided by an overnight courier service (provided e-mail notice is sent stating that such communication was sent by overnight courier) shall be rebuttable evidence of personal service or receipt by e-mail in accordance with clause (i) or (ii) above, respectively.

(h)Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Undersigned. Neither the Undersigned nor any Holder shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Company.
(i)No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that each of the parties hereto agrees that the Agent shall be a third-party beneficiary of the representations and warranties of each of the Undersigned and each Holder set forth in Section 2 and the Company set forth in Section 3.

(j)Survival. The representations and warranties of the Company contained in Section 3 and the representations and warranties of each of the Undersigned and each Holder contained in Section 2 shall survive the Closing. The covenants and agreements of the parties set forth in Section 4 and this Section 6 shall survive the Closing in accordance with their terms.
(k)Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Exchange.
(l)Interpretation.
(i)When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.
(ii)Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(iii)The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement.
(iv)Unless otherwise specified in this Agreement, the term “dollars” and the symbol “$” mean U.S. dollars for purposes of this Agreement and all amounts in this Agreement shall be paid in U.S. dollars.
(v)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.
(vi)Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, in each case, as of the applicable date or during the applicable period of time.
(vii)Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
(m)Termination. This Agreement may be terminated and the delivery of the Exchanged Notes and the Exchange Consideration abandoned at any time prior to the Closing (i) automatically if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on February 6, 2026, (ii) by the Undersigned if any of the conditions to the Company’s obligations set forth in Section 5 shall have become incapable of fulfillment, and shall not have been waived by the Undersigned, or (iii) by the Company if any of the conditions to the Undersigned’s or any Holder’s obligations set forth in Section 5 shall have become incapable of fulfillment, and shall not have been waived by the Company; provided, however, that the right to terminate this Agreement under clause (ii) or clause (iii) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6(m) shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. Upon a termination of this Agreement in accordance with this Section 6(m), neither the Company, nor the Undersigned nor any Holder shall have any further obligation or liability (including arising from such termination) to the other.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused their respective signature page to this Securities Exchange Agreement to be duly executed as of the date first written above.
PAR TECHNOLOGY CORPORATION
By: ________________________
Name: Bryan A. Menar
Title:    Chief Financial Officer

[UNDERSIGNED]
By: ________________________
Name:
Title:

[Signature Page to Securities Exchange Agreement]

Exhibit A
Holder Information
(Complete the Following Form for Each Holder)

Legal Name of Holder:

Aggregate Principal Amount of Exchanged Notes (must be an integral multiple of $1,000):    $                ,000

Holder’s Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

Account for Exchanged Notes	Account for Exchange Shares	Wire Instructions for Cash Consideration
DTC Participant Number:	DTC Participant Number:	Bank Routing #:
DTC Participant Name:	DTC Participant Name:	SWIFT Code:
DTC Participant Phone Number:	DTC Participant Phone Number:	Bank Address:
DTC Participant Contact Email:	DTC Participant Contact Email:
	Account # at DTC Participant:	Account Number:
Account Name:
A-1

EXHIBIT B

Exchange Procedures

NOTICE TO INVESTOR

Attached are Investor Exchange Procedures for the settlement of the exchange (the “Exchange”) of 2.875% Convertible Senior Notes due 2026, bearing CUSIP No. 698884 AC7 (the “2026 Notes”) of PAR Technology Corporation (the “Company”) for (1) cash (the “Cash Consideration”); and (2) shares of the Company’s common stock, $0.02 par value per share, CUSIP 698884 103 (the “Exchange Shares”) (collectively, the “Exchange Consideration”), pursuant to the Exchange Agreement, dated as of January 14, 2026, between you and the Company, on the Closing Date (which is expected to occur on January 23, 2026). To ensure timely settlement, please follow the instructions for the Exchange as set forth on the following page.

Your failure to comply with the attached instructions may delay your receipt of the Exchange Consideration.

If you have any questions, please contact Gaurav Maria of J.P. Morgan Securities LLC at (212) 622-6196.

Thank you.

B-1

Delivery of the 2026 Notes
You must direct the eligible DTC participant through which you hold a beneficial interest in the 2026 Notes to post on the Closing Date, no later than 9:30 a.m., New York City time, withdrawal instructions through DTC via DWAC for the aggregate principal amount of Existing Notes (CUSIP #698884 AC7) set forth in Exhibit A of the Exchange Agreement to be exchanged. It is important that this instruction be submitted and the DWAC posted on the Closing Date; if it is posted before the Closing Date, then it will expire unaccepted and will need to be re-posted on the Closing Date.

To Receive the Exchange Shares
You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Exchange Shares to post on the Closing Date, no later than 9:30 a.m., New York City time, a deposit instruction through DTC via DWAC for the aggregate number of Exchange Shares to which you are entitled pursuant to the Exchange (calculated as described in Section 1 of the Exchange Agreement). It is important that this instruction be submitted and the DWAC posted on the Closing Date; if it is posted before the Closing Date, then it will expire unaccepted and will need to be re-posted on the Closing Date.

Closing
On the Closing Date, after the Company receives your Exchanged Notes and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to Closing as set forth in your Exchange Agreement, the Company will pay the Cash Consideration and deliver the Exchange Shares in accordance with the delivery instructions above.

B-2